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                                                                    Exhibit 23.1


                               CONSENT OF KPMG LLP



The Board of Directors
Corn Products International, Inc.



We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 333-43479, 333-43525, 333-71573, 333-75844 and 333-33100) and Form S-3
(#333-83557) of Corn Products International, Inc. of our report dated January 19, 2001, relating to the consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the December 31, 2000 annual report on Form 10-K/A of Corn Products International, Inc. Our report refers to a change in the method of inventory costing.


                                                    /s/ KPMG LLP


December 21, 2001
Chicago, Illinois